CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated April 27, 2012 on Dreyfus Research Growth Fund, Inc. for the fiscal year ended February 29, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-33733 and 811-1899) of Dreyfus Research Growth Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

June 26, 2012